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                                                                EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation in reference in this Registration Statement (No. 33-51506) of Beckman Instruments, Inc. Savings and Investment Plan on Form S-8 of our report dated May 30, 1995, appearing in the Annual Report on Form 11-K of Beckman Instruments, Inc. Savings and Investment Plan for the year ended December 31, 1994.



Deloitte & Touche LLP

Costa Mesa, California
June 26, 1995